UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2021

Tilray, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38594	82-4310622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Madison Avenue, 19th Floor, New York, New York 10065
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 845-7291

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02
Unregistered Sale of Equity Securities

On December 7, 2021, Tilray, Inc., a Delaware corporation (the “Company” or “Tilray”) entered into a Business Combination Agreement (“BCA”) pursuant to which Tilray completed the acquisition of Double Diamond Distillery LLC (d/b/a Breckenridge Distillery, “DDD”), a Colorado limited liability company (the “Acquisition”).

As consideration for the Acquisition, the Company paid a purchase price in an aggregate amount equal to $102.9 million, which purchase price was satisfied through the issuance of 11,245,511 of Tilray’s Class 2 common shares to the selling unit holders of DDD (the “Consideration Shares”). The Consideration Shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, for the offer and sale of securities not involving a public offering.

No underwriter participated in the offer and sale of the Consideration Shares, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

Item 8.01
Other Events

On December 8, 2021, the Company issued a press release announcing the completion of the Acquisition. The press release is furnished herewith as Exhibit 99.1.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of Tilray, Inc., dated December 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: December 9, 2021	By:	/s/ Mitchell Gendel
Mitchell Gendel
Global General Counsel